UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

GLOBAL CROSSING AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56409	98-1350261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 NW 36th Street, Building 5A

Miami International Airport

Miami, FL 33166

(Address of Principal Executive Office) (Zip Code)

(786) 751-8503

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report of Global Crossing Airlines Group Inc. (“GlobalX” or the “Company”) on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on February 5, 2024 solely to update the circumstances related to the reported event.

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Edward J. Wegel was terminated as the Company’s Chief Executive Officer and Chairman of the Board of Directors, effective of February 5, 2024. No separation or severance arrangement was entered into between the Company and Mr. Wegel. Mr. Wegel will not receive any severance payments. Mr. Wegel will continue to serve on the Company’s Board of Directors.

Ryan Goepel has been appointed President of the Company, effective as of February 5, 2024.

Chris Jamroz has been appointed as Executive Chairman of the Company’s Board of Directors, effective as of February 5, 2024.

Item 8.01	Other Events

The Company issued a press release on February 5, 2024 announcing that Edward Wegel will cease to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors, the appointment of Ryan Goepel as Company’s President and Chris Jamroz as the Company’s Executive Chairman. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Exhibits

Exhibit No.	Name

99.1	Press release dated February 5, 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed February 7, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING AIRLINES GROUP INC.

Date: March 13, 2024	By:	/s/ Ryan Goepel
Name: Ryan Goepel Title: President and Chief Financial Officer